UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 27, 2016

REVEN HOUSING REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37865	84-1306078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

875 Prospect Street, Suite 304 La Jolla, CA 92037
(Address of principal executive offices)

(858) 459-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Houston 100 Purchase and Sale Agreement

On November 29, 2016, Reven Housing Texas 2, LLC, a Delaware limited liability company and a wholly owned subsidiary of Reven Housing REIT, Inc. (the “Company”), closed on the acquisition of 97 properties located in the Houston, Texas, metropolitan area, pursuant to that certain Single Family Homes Real Estate Purchase and Sale Agreement (“Agreement”) dated September 27, 2016 between Reven Housing Texas, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company, and Red Door Housing, LLC, a Texas limited liability company (“Red Door”). Prior to the close, Reven Housing Texas, LLC assigned it rights under the Agreement to Reven Housing Texas 2, LLC. Red Door does not have a material relationship with the Company and the acquisition was not an affiliated transaction.

The contract purchase price for the 97 acquired properties was approximately $9,091,000, exclusive of closing costs. The Company funded 100% of the purchase with cash. The acquired properties average 1,482 square feet and are mostly three-bedroom, two bath homes.  Of the acquired properties, 55 are currently subject to one-year leases, five are vacant, and 37 are subject to month-to-month leases.

Item 9.01 Financial Statement and Exhibits

(a)	Financial Statements of Businesses Acquired. The Company will file the financial statements of the properties described in Item 2.01 that are required by Items 8-05 and 8-06 of Regulation S-X on or before February 14, 2017, by amendment to this Form 8-K.

(b)	Pro Forma Financial Information. See paragraph (a) above.

(c)	Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVEN HOUSING REIT, INC.

Dated: November 30, 2016	/s/ Chad M. Carpenter
Chad M. Carpenter,
Chief Executive Officer

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